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                                                                    Exhibit 99.1

                      Form of Proxy for Special Meeting of
                     Shareholders of Tejas Bancshares, Inc.

         The undersigned shareholder of Tejas Bancshares, Inc. ("Tejas") hereby acknowledges receipt of the notice of special meeting of Tejas shareholders to be held ____________, 2002, and the proxy statement-prospectus, dated _____________, 2002 (the "Proxy Statement-Prospectus"), and hereby appoints
____________ and ___________, or each of them, as proxies for the undersigned, each with full power of substitution, to vote all shares of common stock of Tejas that the undersigned is entitled to vote at such special meeting of Tejas shareholders, and at any adjournments or postponements thereof, as follows, hereby revoking any proxy previously given:

         1. To approve the agreement and plan of reorganization, dated as of December 13, 2001, between Tejas and Wells Fargo & Company ("Wells Fargo"), and the form of the related agreement and plan of merger to be entered into between Tejas and a wholly owned subsidiary of Wells Fargo, as set forth in Appendix A to the Proxy Statement-Prospectus, and pursuant to which the Wells Fargo subsidiary will merge with Tejas on the terms and conditions set forth in those documents.

                          _______ FOR _______ AGAINST _______ ABSTAIN

         2. To approve the payment to Jack W. Hall described in the Proxy Statement-Prospectus under "280G Payments."

                          _______ FOR _______ AGAINST _______ ABSTAIN

         3. To approve the payment to Walter Thomas Price IV described in the Proxy Statement-Prospectus under "280G Payments."

                          _______ FOR _______ AGAINST _______ ABSTAIN

         4. In the discretion of the persons appointed proxies hereby to vote on such other matters as may properly come before the special meeting.

         Shares represented by this proxy will be voted as directed by the shareholder. The Board of Directors recommends a vote "FOR" proposals 1, 2 and
3. If no direction is supplied for a proposal, the proxy will be voted "FOR" that proposal.

                                    Dated: _______________________________.

                                    ________________________________________

                                    ________________________________________
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                                    (Please sign exactly as name appears at
                                    left.)

                                    (If stock is owned by more than one person, all owners should sign. Persons signing as executors administrators, trustees, or in similar capacities should so indicate.)

                    THIS PROXY IS SOLICITED ON BEHALF OF THE
                  BOARD OF DIRECTORS OF TEJAS BANCSHARES, INC.